SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Epimmune Inc.

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QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1
PROPOSAL 2
MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF PROPOSAL 2
NEW PLAN BENEFITS
PROPOSAL 3
PROPOSAL 4
APPENDIX A
APPENDIX B
APPENDIX C

EPIMMUNE INC.
5820 Nancy Ridge Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 15, 2004

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Epimmune Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 15, 2004 at 10:00 a.m. local time at Epimmune Inc., 5820 Nancy Ridge Drive, San Diego, California 92121 for the following purposes:

1.	To elect six directors to serve for the ensuing year or until their successors are elected.

2.	To approve an amendment to the Epimmune Inc. 2000 Stock Plan, as amended, to increase the number of shares of Epimmune’s Common Stock available for issuance under such plan from 1,600,000 to 2,600,000 shares.

3.	To ratify the selection of the Board of Directors of Ernst & Young LLP as independent auditors of Epimmune for its fiscal year ending December 31, 2004.

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) increase the total number of authorized shares from 35,000,000 to 50,000,000 and (ii) increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000.

5.	To conduct any other business properly brought before the meeting.

     These items of business are more fully described in the Proxy Statement accompanying this Notice.

     The record date for the Annual Meeting is April 26, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Robert J. De Vaere
Vice President, Finance and Administration,
Chief Financial Officer and Secretary

San Diego, California
May 3, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. You also have the option of voting by telephone or by using the Internet as instructed in these materials. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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EPIMMUNE INC.
5820 Nancy Ridge Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Epimmune Inc. (sometimes referred to as the “Company” or “Epimmune”), is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You also have the option of voting by telephone or by using the Internet as instructed in these materials.

Who can vote at the annual meeting?

     Only stockholders of record at the close of business on April 26, 2004 will be entitled to vote at the annual meeting. On this record date, there were [15,992,001] shares of Common Stock outstanding and 1,787,572 shares of Preferred Stock outstanding, on an as-converted to Common Stock basis, and entitled to vote.

     Stockholder of Record: Shares Registered in Your Name

     If on April 26, 2004, your shares were registered directly in your name with Epimmune’s transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. You also have the option of voting by telephone or by using the Internet as instructed in these materials.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If on April 26, 2004, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

     There are four matters scheduled for a vote:

➢	Election of six directors to serve for the ensuing year or until their successors are elected;

➢	Approval of an amendment to the Epimmune Inc. 2000 Stock Plan, as amended, to increase the number of shares of Epimmune’s Common Stock available for issuance under such plan from 1,600,000 to 2,600,000 shares;

➢	Ratification of Ernst & Young LLP as independent auditors of Epimmune for its fiscal year ending December 31, 2004; and

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➢	Approval of an amendment to the Epimmune Inc. Amended and Restated Certificate of Incorporation to (i) increase the total number of authorized shares from 35,000,000 to 50,000,000 and (ii) increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000.

How do I vote?

     You may either vote “For” all the nominees to the Board of Directors (sometimes referred to as the “Board”) or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

     Stockholder of Record: Shares Registered in Your Name

     If you are a stockholder of record, you may vote in one of four ways:

1.	By voting in person. Come to the annual meeting and we will give you a ballot when you arrive.

2.	By completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

3.	By calling toll-free (in the United States), on a touch-tone phone, the 800 number printed on your proxy card, which is available 24 hours a day. Your vote must be received by 11:59 P.M., Eastern Daylight Time on June 14, 2004 to be counted. Have your proxy card in hand when you call, then follow the recorded instructions.

4.	By visiting the Internet site at www.proxyvote.com. Have your proxy card in hand when you go online, then follow the instructions. Your vote must be received by 11:59 P.M., Eastern Daylight Time on June 14, 2004 to be counted. Have the proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

     Beneficial Owner: Shares Registered in the Name of Broker or Bank

     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Epimmune. Simply complete and mail the proxy card to ensure that your vote is counted. Some banks and brokers may offer telephone and Internet voting. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of Common Stock that you own as of April 26, 2004. At the close of business on April 26, 2004, Epimmune had outstanding 859,666 shares of Series S Preferred Stock and 549,622 shares of Series S-1 Preferred Stock held by Pharmacia Corporation (“Pharmacia”). Pharmacia will be entitled to vote its shares of Series S Preferred Stock and Series S-1 Preferred Stock held on all

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matters to be voted upon at the Annual Meeting on an as-converted to Common Stock basis which will entitle Pharmacia to 1,787,572 votes.

What if I return a proxy card but do not make specific choices?

     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director, “For” the approval of an amendment to the Epimmune Inc. 2000 Stock Plan, as amended, to increase the number of shares of Epimmune’s Common Stock available for issuance under such plan from 1,600,000 to 2,600,000 shares, “For” the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004, and “For” the approval of an amendment to the Epimmune Inc. Amended and Restated Certificate of Incorporation to (i) increase the total number of authorized shares from 35,000,000 to 50,000,000 and (ii) increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to Epimmune’s Secretary at Epimmune Inc., 5820 Nancy Ridge Drive, San Diego, California 92121.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 3, 2005 to Robert J. De Vaere; Epimmune Inc., 5820 Nancy Ridge Drive, San Diego, California 92121. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify Epimmune before March 19, 2005, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. “Broker non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which is does have discretionary authority or for which it has received instructions.) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-

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votes have no effect and will not be counted towards the vote total for any proposal except Proposal 4. For Proposal 4, broker non-votes will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

➢	For the election of directors, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 2, approval of an amendment to the Epimmune Inc. 2000 Stock Plan, as amended, to increase the number of shares of Epimmune’s Common Stock available for issuance under such plan from 1,600,000 to 2,600,000 shares, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 3, ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 4, approval of an amendment to the Epimmune Inc. Amended and Restated Certificate of Incorporation to (i) increase the total number of authorized shares from 35,000,000 to 50,000,000 and (ii) increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000, must receive a “For” vote from the majority of the outstanding shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

What is the quorum requirement?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were [17,779,573] shares outstanding on an as-converted to Common Stock basis and entitled to vote. Thus [8,889,787] shares must be represented by votes at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

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PROPOSAL 1

ELECTION OF DIRECTORS

     Our Certificate of Incorporation permits the Board to fix the number of members comprising the Board of Directors. Currently, the number of members is fixed at seven. Due to the resignation of Dr. Michael J. Ross from the Board in 2003, the Board is currently comprised of six members. There are six nominees for director this year. Votes may not be made for a greater number of persons than the number of nominees named herein. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of the Company. All of these directors were elected by the stockholders.

     It is the Company’s policy to encourage nominees for director to attend the Annual Meeting. Three of the seven nominees for election as a director at the 2003 Annual Meeting of Stockholders attended the 2003 Annual Meeting of Stockholders.

     Directors are elected by a plurality of the votes properly cast in person or by proxy. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Epimmune’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

        The names of the nominees and certain information about them are set forth below:

Name	Age	Position Held with the Company; Principal Occupation
Howard E. (Ted) Greene, Jr.	61	Chairman of the Board of Directors; Retired CEO of Amylin Pharmaceuticals, Inc.

William T. Comer, Ph.D.	68	Director; Chairman of Neurogenetics, Inc.

Michael G. Grey	51	Director; President of Structural GenomiX, Inc.

Georges Hibon	66	Director; Advisor to pharmaceutical and biotechnology companies

Emile Loria, M.D.	54	President, Chief Executive Officer and Director

John P. McKearn, Ph.D.	50	Director; Chief Scientific Officer and director of Kalypsys, Inc.

     Mr. Greene, a founder of Epimmune, has served as our director since our inception. He was elected Chairman of the Board in January 1989 and served as President from July 1987 to January 1989. Mr. Greene is a director and founder of Amylin Pharmaceuticals, Inc., a biotechnology company involved in research and development of medicines for treating diabetes and served as Chairman of the Board from 1987 to 1998. He was a general partner of Biovest Partners, a seed venture capital firm specializing in medical technology companies from 1986 until 1993. Prior to Biovest, he was Chief Executive Officer of Hybritech Incorporated, a biotechnology company acquired by Eli Lilly & Company in 1986. Mr. Greene is a director of Amylin and Biosite Incorporated.

     Dr. Comer has served as our director since January 1994. Since May 2000, he has been Chairman of the Board of Neurogenetics, Inc., a privately held biopharmaceutical company, where he also served as Interim Chief Executive Officer from March 2000 through March 2002. Dr. Comer served as President and Chief Executive Officer and a member of the Board of Directors of SIBIA Neurosciences, Inc., a biotechnology company, from April 1991 to November 1999. SIBIA was acquired by Merck & Co., Inc. in November 1999. Dr. Comer resigned in

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November 1999, but continued to serve as a consultant to Merck from December 1999 until August 2000. Dr. Comer previously served in various roles with Bristol-Myers Squibb, a pharmaceutical company, culminating in his position as Senior Vice President of Strategic Management, Pharmaceuticals and Nutritionals. He served as Chairman of Prescient Neuropharma, Inc. until December 17, 2002 and is currently a director of Innapharma, Inc.

     Mr. Hibon has served as our director since August 2001. He currently serves as an advisor and has served since 1998 to several companies and organizations in Europe and North America. From 1990 to 1998, he was with Pasteur Merieux Connaught, now Aventis Pasteur, a pharmaceutical company, most recently as Chairman and Chief Executive Officer of PMC North America, a vaccine focused business. From 1986 to 1989, he was with Gillette group as President Director General of ST Dupont, a luxury goods distributor. He was with Merck & Co., a pharmaceutical company, from 1968 to 1986 during which time he held various executive positions in their European and international operations. He currently serves on the Boards of Directors of Cerep, Aphton Corporation and Care France.

     Mr. Grey has served as our director since July 1999. Since June 2003, he has served as President of Structural GenomiX, Inc., a privately held biotechnology company, and has been a member of the Board of Directors of Structural GenomiX since September 2001. From April 2001 until June 2003, he served as Chief Business Officer of Structural GenomiX. Between January 1999 and September 2001, he served as President and Chief Executive Officer of Trega Biosciences, Inc., a biotechnology company. Prior to joining Trega, Mr. Grey served as President of BioChem Therapeutics, Inc., a division of BioChem Pharma, Inc., a pharmaceutical company, from November 1994 to August 1998. During 1994, Mr. Grey served as President and Chief Operating Officer of Ansan, Inc., a biopharmaceutical Company. From 1974 to 1993, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, a pharmaceutical company, culminating in his position as Vice President, Corporate Development. Mr. Grey serves on the Board of Directors of Achillion Pharmaceuticals, Inc.

     Dr. Loria has served as our director since January 2001. He joined us as President and Chief Executive Officer in June 2001. From 1995 to 2000, he served as President and Chief Executive Officer of Biovector Therapeutics, a vaccine company. Prior to his appointment as Chief Executive Officer, he served as Senior Vice President, Business Development at Biovector from 1994 to 1995. From 1986 to 1993, he was founder and Managing Director of MS Medical Synergy; a company specialized in drug delivery. From 1978 to 1985, Dr. Loria held various positions with the pharmaceutical companies Hoffman La Roche-Kontron, Ciba-Geigy and Sanofi Pharma.

     Dr. McKearn has served as our director since April 2000. Dr. McKearn has been the Chief Scientific Officer and a director of Kalypsys, Inc., a privately held biotechnology company, since July 2003. Prior to that, he was with Pharmacia Corporation, formerly G.D. Searle and Co., a pharmaceutical company, since 1987. From August 2000 until June 2003, he served as Senior Vice President, Pharmacia Discovery Research, responsible for research activities in cardiovascular diseases, arthritis and oncology. Prior to that he served as Vice President, Searle Discovery Research from 1999 to 2000, Executive Director of Oncology from 1995 to 1999, and directed all arthritis, inflammation and oncology research from 1987 to 1995. Dr. McKearn was a Senior Scientist at E.I. DuPont de Nemours and Company, a pharmaceutical company, from 1985 to 1987 and a member of the Basel Institute for Immunology from 1982 to 1985.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

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Independence of the Board of Directors

     As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our counsel to ensure that our determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

     Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that all of our directors are independent directors within the meaning of Rule 4200(a)(15) of the applicable Nasdaq listing standards, except for Dr. Loria, our Chief Executive Officer.

     As required under the Nasdaq listing standards, our Board has adopted a policy of holding executive sessions, at which only independent directors are present, in conjunction with all regularly scheduled board meetings.

Board Committees and Meetings

     During the fiscal year ended December 31, 2003, the Board held sixteen meetings. Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating Committee. All of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the year.

     The Audit Committee is comprised of three independent non-employee directors: Mr. Greene, Mr. Grey and Dr. Comer. The Board of Directors has adopted an Audit Committee Charter, which among other responsibilities, requires that this committee monitor our financial reporting process and internal control systems, review audit and management reports and review and approve the engagement of the independent auditors. The Audit Committee met two times prior to March 29, 2003 to plan for and discuss the 2002 annual audit with our independent auditors. The Audit Committee met four times after March 29, 2003, to review and discuss our first, second and third quarter financial results and financial statements to be included in our Form 10-Q filings and also acted by unanimous written consent one time during 2003. The Audit Committee met two times following the 2003 fiscal year end to discuss the 2003 annual audit with our independent auditors. The Audit Committee recommends the independent auditors to the Board and provides a direct line of communication between the auditors and the Board. The independent auditors separately meet with the Audit Committee, with and without our management present, to review and discuss various matters, including our financial statements, the report of the independent auditors on the results, scope and terms of their work and their recommendations concerning the Company’s financial practices and procedures. All members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the Nasdaq listing standards. In addition, our Board of Directors has determined that Mr. Greene is an audit committee financial expert as defined in applicable Securities and Exchange Commission (the “SEC”) rules. The Board recently amended the Audit Committee’s written Audit Committee Charter to enhance our overall corporate governance. A copy of the amended Audit Committee Charter is attached to this proxy statement as Appendix A.

     The Compensation Committee is comprised of three independent non-employee directors: Mr. Greene, Dr. Comer and Dr. McKearn. This Committee administers our stock option plans, stock purchase plan and 401(k) plan, approves salaries, bonuses and other compensation arrangements for our officers and performs such other functions regarding compensation as our Board of Directors may delegate. The Compensation Committee held six meetings and acted by unanimous written consent four times during 2003. All members of the Compensation Committee are independent, as defined in Rule 4200(a)(15) of the Nasdaq listing standards.

     The Nominating Committee is composed of two independent non-employee directors: Mr. Grey and Dr. McKearn. The Board of Directors has adopted a Nominating Committee Charter, which among other responsibilities requires that the Nominating Committee interview, evaluate, nominate and recommend individuals for membership

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on our Board and committees thereof and nominates specific individuals to be elected as our officers by the Board. Our current Nominating Committee charter is attached to this proxy statement as Appendix B.

     The Nominating Committee believes that candidates for director should possess certain minimum qualifications, including high personal integrity and ethics and the ability to understand basic financial statements. The Nominating Committee also considers factors such as relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, experience in the markets the Company serves, and the ability to exercise sound business judgment. However, the Nominating Committee retains the right to modify these factors from time to time. Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

     The Nominating Committee does not consider director candidates recommended by stockholders at this time. The Nominating Committee believes that it is in the best position to identify, review, evaluate, and select qualified director candidates based upon its comprehensive criteria for membership on the Board.

     The Nominating Committee did not hold any meetings during 2003. The Nominating Committee acted by unanimous written consent in March 2004 when it recommended the candidates for election to our Board of Directors.

Stockholder Communications with the Board of Directors

     Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Board will give full consideration to the adoption of a formal process for stockholder communications with the Board, and if adopted, publish it promptly and post it to the Company’s website at www.epimmune.com.

Code of Ethics

     Epimmune has adopted the Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics was filed as an exhibit with our Annual Report on Form 10-K, as amended, with the SEC for the year ended December 31, 2003. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

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Report of the Audit Committee of the Board of Directors1

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes, as well as recommending to the Board the selection of the Company’s independent accountants.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AV § 380).

     The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 2, Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based on the Audit Committee’s discussion with management and the independent accountants as well as the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2003 filed with the SEC.

From the members of the Audit Committee of Epimmune Inc.:

Howard E. Greene, Jr.
Michael G. Grey
William T. Comer, Ph.D.

[1]	The material in this report is not “soliciting material,” is not deemed -filed- with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act of 1934 each as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

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PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE EPIMMUNE INC. 2000 STOCK PLAN

     In April 2000, the Board adopted, and Epimmune’s stockholders subsequently approved, the Epimmune Inc. 2000 Stock Plan (the “2000 Plan”), which initially included a reserve of 700,000 shares of Common Stock for issuance under the 2000 Plan. In December 2001, the Board amended, and the Epimmune stockholders subsequently approved, the 2000 Plan to include a 500,000 share increase in the number of shares of Common Stock available for issuance under the 2000 Plan, which increased the number of shares of Common Stock available under the 2000 Plan to a total of 1,200,000 shares. In June 2003, the Board amended, and the Epimmune stockholders subsequently approved, the 2000 Plan to include a 400,000 share increase in the number of Common Stock available for issuance under the 2000 Plan, which increased the number of shares of Common Stock available under the 2000 Plan to a total of 1,600,000 shares. In December 2003, the Compensation Committee of the Board of Directors amended, and the Board subsequently ratified and approved in March 2004, the 2000 Plan to include a 1,000,000 share increase in the number of shares of Common Stock available for issuance under the 2000 Plan, or the Additional Pool, which increased the number of shares of Common Stock available under the 2000 Plan to a total of 2,600,000 shares (the amendment adding the Additional Pool shall be referred to herein as the “Amendment”). As of April 26, 2004, options to purchase [1,777,943] shares were outstanding under the 2000 Plan and, excluding the Additional Pool, [218,785] shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant under the 2000 Plan.

     The Board believes the Amendment is necessary to ensure that a sufficient number of shares remain available for issuance under the 2000 Plan to allow Epimmune to continue to use equity incentives to attract and retain the services of key individuals essential to Epimmune’s long-term growth and financial success. Epimmune relies significantly on equity incentives in the form of stock option grants to attract and retain key employees, and Epimmune believes that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. Epimmune grants options to newly hired or continuing employees based on both competitive market conditions and individual performance.

     Stockholders are requested in this Proposal 2 to approve the Amendment to the 2000 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Amendment to the 2000 Plan as described in this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

MANAGEMENT AND THE BOARD OF DIRECTORS
RECOMMEND A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the 2000 Plan are outlined below:

General

     The 2000 Plan provides for the grant of incentive stock options to employees and the grant of nonstatutory stock options, rights to purchase restricted stock and stock bonuses to consultants, employees (including officers) and directors. Incentive stock options granted under the 2000 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of the various stock awards permitted under the 2000 Plan, referred to as Stock Awards.

Purpose

     The 2000 Plan was adopted to (i) provide a means by which selected employees and directors of and consultants and advisors to Epimmune and its affiliates could be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards, and (ii) assist in retaining the services of persons

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holding key positions, assist in securing and retaining the services of persons capable of filling such positions, and provide incentives for such persons to exert maximum efforts for the success of Epimmune.

Administration

     The Board administers the 2000 Plan. The Board has the power to construe and interpret the 2000 Plan and, subject to the provisions of the 2000 Plan, to determine, among other things, the following: the persons to whom Stock Awards will be granted; when and how Stock Awards will be granted; the form of Stock Awards; the provisions of each Stock Award granted, including the time or times when a person will be permitted to receive stock pursuant to a Stock Award, the number of shares of Common Stock subject to each Stock Award, and the time(s) at which shares of Common Stock subject to each Stock Award shall vest, if applicable.

     The Board has the power to delegate administration of the 2000 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from Epimmune other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 of the Exchange Act). An “outside director” generally is a director who is neither a current or former officer of Epimmune nor a current employee of Epimmune, does not receive any remuneration from Epimmune other than compensation for service as a director, and is not employed by or have certain ownership interests in an entity that receives remuneration from Epimmune (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee. As used herein with respect to the 2000 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any such subcommittee, as well as to the Board itself. In accordance with the foregoing provisions, the Board has delegated administration of the 2000 Plan to the Compensation Committee.

Eligibility

     Incentive stock options may be granted under the 2000 Plan only to employees (including officers) of Epimmune and its affiliates. Stock Awards other than incentive stock options may be granted under the 2000 Plan only to employees (including officers) and directors of, and advisors and consultants to, Epimmune or its affiliates. The 2000 Plan specifically provides that Stock Awards other than incentive stock options may be granted to Non-Employee Directors of Epimmune. For this purpose, a “Non-Employee Director” is defined in the 2000 Plan as a director of Epimmune who is not otherwise an employee of Epimmune or any affiliate. Each of Epimmune’s current directors except Dr. Loria is currently a Non-Employee Director.

     No incentive stock option may be granted under the 2000 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Epimmune or any affiliate of Epimmune, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under all plans of Epimmune and its affiliates) may not exceed $100,000.

     Under the 2000 Plan, no employee may be granted options and restricted stock purchase rights covering, in the aggregate, more than 500,000 shares of Common Stock during any calendar year. This restriction shall hereinafter be referred to as the Section 162(m) Limitation.

Stock Subject to the 2000 Plan

     Subject to Proposal 2, an aggregate of 2,600,000 shares of Common Stock is reserved for issuance under the 2000 Plan. Stock subject to the 2000 Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If any Stock Award granted under the 2000 Plan expires or otherwise terminates without being exercised

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in full, the shares of Common Stock not acquired pursuant to such Stock Award shall again become available for issuance under the 2000 Plan.

Terms of Options

     The following is a description of the permissible terms of stock options under the 2000 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below. In addition, the Board may at any time amend outstanding options. The 2000 Plan requires, however, that Epimmune obtain stockholder approval before repricing any stock options or engaging in any option cancellation or regrant program providing for the grant of Stock Awards at a lower price.

     Exercise Price; Payment. The per share exercise price of an incentive stock option granted under the 2000 Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of the option grant, and in some cases may not be less than 110% of such fair market value (see “Eligibility” above). The per share exercise price of nonstatutory options granted under the 2000 Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of the option grant. Any change to this requirement regarding the exercise price of nonstatutory stock options requires stockholder approval.

     The exercise price of options granted under the 2000 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, by delivery of other Common Stock, pursuant to a deferred payment arrangement, or in any other form of legal consideration acceptable to the Board.

     Transferability. Under the 2000 Plan, an incentive stock option may not be transferred by the employee to whom the option was granted other than by will or by the laws of descent and distribution. During the lifetime of the employee, an incentive stock option may be exercised only by the employee. A nonstatutory stock option is transferable to the extent provided in a participant’s option grant agreement. If the nonstatutory stock option does not provide for transferability, then the nonstatutory stock option is not transferable other than by will or by the laws of descent and distribution.

     Option Exercise. Options granted under the 2000 Plan may vest, or become exercisable in cumulative increments, as determined by the Board. Vesting typically will occur during the optionholder’s continued service with Epimmune or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, “service”) and regardless of any change in the capacity of such service. Options granted under the 2000 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows Epimmune to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate before vesting. Shares subject to repurchase by Epimmune under an early exercise stock purchase agreement also may be subject to such restrictions on transfer that the Board deems appropriate.

     To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Epimmune to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned stock of Epimmune or by a combination of these means.

     Term. The maximum term of options under the 2000 Plan is ten years, except that in certain cases the maximum term is five years (see “Eligibility”). Unless a shorter term is established by the Board and specifically provided in the option grant agreement, nonstatutory options granted to Non-Employee Directors have a term of ten years. Options under the 2000 Plan generally terminate three months after the optionholder’s service terminates, unless (i) termination of service is due to the optionholder’s disability (as defined in the 2000 Plan), in which case the option may, but need not, provide that it may be exercised at any time within twelve months of such termination; (ii) the optionholder dies before termination of service, or within not more than three months after termination of service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within eighteen months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. With respect to nonstatutory options granted to Non-Employee

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Directors, the 2000 Plan provides that such options terminate twelve months after the termination of the Non-Employee Director’s service to Epimmune, unless otherwise determined by the Board and provided in the option grant agreement. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death. The option term may be extended in the event that exercise of the option within these periods is prohibited.

Terms of Stock Bonuses and Restricted Stock

     The following is a description of the permissible terms of stock bonuses and purchases of restricted stock under the 2000 Plan. Individual stock bonuses or purchases of restricted stock may be more restrictive as to any or all of the permissible terms described below. In addition, the Board may at any time amend outstanding stock bonuses and restricted stock, although certain amendments that would impair the rights of the person to whom the award was granted require the award holder’s consent.

     Purchase Price; Payment. The purchase price for restricted stock is determined by the Board, but in no event may it be less than 100% of the fair market value on the date of the grant or at the time the purchase is consummated. This requirement may be modified so that the purchase price for restricted stock may be not less than 85% of the fair market value on the date of grant or at the time the purchase is consummated if stockholder approval of this change is obtained. The Board may determine that eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration for past services rendered to Epimmune.

     The purchase price of stock acquired pursuant to a restricted stock purchase agreement must be paid either (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

     Repurchase Option. Shares of Common Stock sold or awarded under the 2000 Plan may, but need not, be subject to a repurchase option in favor of Epimmune in accordance with a vesting schedule to be determined by the Board. In the event a participant’s service terminates before the shares of Common Stock subject to such participant’s Stock Award have vested, Epimmune may repurchase or otherwise reacquire any or all of the unvested shares of Common Stock held by that person on the date of termination, if such repurchase is provided for pursuant to the terms of the stock bonus or restricted stock purchase agreement.

     Transferability. No rights under a stock bonus or restricted stock purchase agreement may be assigned by any participant under the 2000 Plan, except as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Adjustment Provisions

     Transactions not involving receipt of consideration by Epimmune, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 2000 Plan and outstanding Stock Awards. In that event, the 2000 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 2000 Plan and the Section 162(m) Limitation, and outstanding Stock Awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such Stock Awards.

Effect of Certain Corporate Events

     The 2000 Plan provides that, in the event of a dissolution or liquidation of Epimmune, then with respect to Stock Awards held by participants whose service with Epimmune or an affiliate has not terminated, the vesting of such Stock Awards shall be accelerated in full and such Stock Awards shall terminate if not exercised (if applicable) prior to such dissolution or liquidation. The 2000 Plan further provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of Epimmune or certain specified types of mergers (as more fully described in the 2000 Plan) (such events individually referred to herein as a “corporate transaction”), any surviving corporation may either assume Stock Awards outstanding under the 2000 Plan or substitute similar awards for those outstanding under the 2000 Plan. If any surviving corporation does not either assume Stock Awards outstanding

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under the 2000 Plan, or substitute similar awards, then, with respect to outstanding Stock Awards held by participants whose service has not terminated, the vesting and, if applicable, the time during which such Stock Awards may be exercised, will be accelerated in full as of the occurrence of such corporate transaction and shall terminate if not exercised (if applicable) at or prior to such corporate transaction. The acceleration of Stock Awards in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Epimmune.

     In addition, in the event there occurs a securities acquisition representing 50% or more of Epimmune’s combined voting power or a change in the Board composition representing 50% or more of the incumbent Board members, other than in a corporate transaction, then, with respect to participants whose service has not terminated, the vesting and, if applicable, exercisability of outstanding Stock Awards will be accelerated in full.

     If there occurs any dissolution or liquidation of Epimmune, or any corporate transaction or other event described above occurs, the vesting and exercisability of nonstatutory options held by Non-Employee Directors whose service has not terminated shall be accelerated in full, unless otherwise specifically provided in the applicable option grant agreement.

Duration, Amendment and Termination

     The Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2000 Plan will terminate on April 20, 2010.

     The Board also may amend the 2000 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Epimmune to the extent that stockholder approval is necessary in order to satisfy the requirements of Section 422 of the Code or any Nasdaq or other applicable securities exchange listing requirements. In addition, the provisions of the 2000 Plan regarding the exercise price of nonstatutory stock options, the pricing of restricted stock purchases and the limitations on option repricing and option cancellation and regrant programs may not be amended without stockholder approval. The Board may submit any other amendment of the 2000 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

     The tax treatment afforded the specific types of Stock Awards granted under the 2000 Plan is briefly described below. With respect to the respective tax rates applicable to such Stock Awards, currently the maximum ordinary income rate and short-term capital gains rate is effectively 35%, while the long-term capital gains rate for federal income tax purposes is currently 15%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the 2000 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code.

     There generally are no federal income tax consequences to the optionholder or Epimmune by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may either cause the optionholder to incur liability for alternative minimum tax in the first instance or result in an increase in the amount of alternative minimum tax otherwise payable by the optionholder, if any.

     If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

     Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods, or a disqualifying disposition, then at the time of disposition the optionholder will realize taxable ordinary income equal

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to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, Epimmune will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the 2000 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or Epimmune by reason of the grant of a nonstatutory stock option. Upon acquisition of the stock, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of acquisition over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, Epimmune is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Epimmune will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Stock Bonuses and Restricted Stock. Stock bonuses and restricted stock purchases granted under the 2000 Plan have the following federal income tax consequences:

     Generally, at the time of receipt of the stock, the recipient’s tax treatment depends on whether the shares are then subject to a substantial risk of forfeiture (e.g., vesting) and, if so, whether he or she timely files an election under Section 83(b) of the Code. If the shares are subject to a substantial risk of forfeiture, and a Section 83(b) election is timely filed, the recipient will recognize ordinary income in the amount of the excess, if any, of the fair market value of the shares at the time of the purchase or other transfer over the purchase price. If the election is not timely filed, the recipient will recognize ordinary income at the time of receipt only in the amount of the difference between the purchase price and the fair market value of any shares that are not at the time subject to Epimmune’s repurchase option. Thereafter, whenever Epimmune’s repurchase option lapses with respect to a given number of shares, the recipient will recognize ordinary income in the amount of the excess of the fair market value of the shares with respect to which the repurchase option has just lapsed over the purchase price. With respect to employees, Epimmune is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Epimmune will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to Stock

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Awards, when combined with all other types of compensation received by a covered employee from Epimmune, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

     Compensation attributable to restricted stock, if any, will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the plan contains a stockholder-approved percentage limit on the number of shares that may be subject to restricted stock purchases during a specific period and (iii) the purchase price under the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

     Other Tax Consequences. The foregoing discussion is not intended to be a complete description of the federal income tax aspects of Stock Awards granted under the 2000 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

     New Plan Benefits. The following table presents certain information with respect to options granted under the Additional Pool of the 2000 Plan as of April 26, 2004 to (i) the Company’s Chief Executive Officer and its four other most highly compensated executive officers at December 31, 2003, including our former Executive Vice President, Research and Development and our former Vice President, Business Development, both of whose employment with us terminated in September 2003 (the “Named Executive Officers”), (ii) all executive officers as a group, (iii) all non-executive officer employees as a group and (iv) all non-employee directors as a group.

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NEW PLAN BENEFITS

Epimmune Inc. 2000 Stock Plan

Name and Position	Number of Shares Underlying Options Granted
Dr. Emile Loria, President and Chief Executive Officer (1)	500,000
Dr. Mark J. Newman, Vice President, Research and Development and Assistant Secretary (1)	160,000
Mr. Robert J. De Vaere, Vice President, Finance and Administration, Chief Financial Officer and Secretary (1)	160,000
Dr. Robert W. Chesnut, Former Executive Vice President, Research and Development and Secretary	0
Mr. Michael R. McClurg, Former Vice President, Business Development	0
All Executive Officers as a Group	820,000
All Non-Executive Officer Employees as a Group	180,000
All Non-Employee Directors as a Group	0

(1)	Includes options granted to certain executive officers and non-executive officer employees of the Company whose vesting is subject to and triggered by achievement of certain corporate goals established by the Board, as follows:

Emile Loria, 250,000 options;
Mark J. Newman, 80,000 options;
Robert J. De Vaere, 80,000 options;
All executive officers as a group, 410,000 options; and
Non-executive officer employees, 20,000 options.

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Equity Compensation Plan Information

     The following table sets forth certain information as of December 31, 2003 regarding our equity compensation plans.

			(c) Number of
			securities remaining
			available for
	(a) Number of	(b) Weighted-	issuance under
	securities to be	average exercise	equity compensation
	issued upon exercise	price of outstanding	plans (excluding
	of options, warrants	options, warrants	securities reflected
Name of plan	and rights	and rights	in column (a))
Equity compensation plans approved by security holders	1,997,452 (1)	$2.59	106,523
Equity compensation plans not approved by security holders	4,960 (2)	$5.79	0

Total	2,002,412	$2.60	106,523

(1) The number does not include the 1,000,000 shares of Common Stock represented in the Additional Pool. Although the Board has approved this increase in the option pool, stockholders are being asked in Proposal 2 to approve the Additional Pool and therefore, the Additional Pool shares are not reflected in the table.

(2) This amount includes 4,960 shares of Common Stock that are issuable upon the exercise of warrants that were issued to two former executive officers of Epimmune as part of their severance arrangement pursuant to a severance benefits agreement. This arrangement was not required to be approved by Epimmune’s stockholders.

The Company does not have in effect any equity compensation plans under which Epimmune’s equity securities are authorized for issuance that were adopted without the approval of Epimmune’s security holders, except as noted in Footnote (2) above.

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PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Auditors’ Fees

     Audit Fees. Total audit fees billed by Ernst & Young LLP, including fees for professional services and expenses relating to the audit of Epimmune’s consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, as well as fees related to the timely review of Epimmune’s quarterly financial information, accounting consultations and review of documents filed with the SEC, totaled $127,000 and $159,000, respectively.

     Audit-Related Fees. Total audit related fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2003 and 2002, including due diligence associated with a proposed business combination, totaled $9,000 and $0, respectively.

     Tax Fees. Tax fees billed by Ernst & Young LLP for the years ended December 31, 2003 and 2002 totaled $27,000 and $28,000, respectively and consisted of the preparation of Epimmune’s tax returns.

     All Other Fees. There were no fees billed by Ernst & Young LLP for the years ended December 31, 2003 and 2002 that qualified as “all other fees.”

     None of the fees paid to the independent auditors under the categories “Audit-Related Fees,” Tax Fees” and “All Other Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimums exception established by the SEC.

     During the fiscal year ended December 31, 2003, none of the total hours expended on Epimmune’s financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

     The Audit Committee has determined that the rendering of the services other than the audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

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Pre-Approval Policies and Procedures.

     Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Board of Directors Recommends
A Vote in Favor of Proposal 3.

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PROPOSAL 4

APPROVAL OF THE AMENDMENT TO THE EPIMMUNE INC. AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

     The Board of Directors has approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to (i) increase the total number of authorized shares from 35,000,000 to 50,000,000 and (ii) increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000. The Board of Directors recommends that the Company’s stockholders approve this amendment.

     As of April 26, 2004, the Company had [15,992,001] shares of Common Stock outstanding and 1,787,572 shares of Preferred Stock outstanding, on an as-converted to Common Stock basis. An additional [3,155,483] shares of Common Stock were reserved for future issuance under the Company’s stock plans, of which [1,777,943] shares were covered by outstanding options (including grants covered in Executive Compensation sections below), [1,218,785] shares were available for future grant or purchase (including 1,000,000 shares subject to stockholder approval pursuant to Proposal 2) and 158,755 shares reserved for issuance under the Company’s Employee Stock Purchase Plan. In addition, 2,280,386 shares of Common Stock were reserved for issuance upon the exercise of existing stock warrants.

     The Board of Directors believes that the authorized Common Stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board believes that it is in the Company’s best interests to increase the number of authorized shares of Common Stock as described above. Although the Board has no current plans to issue the Common Stock, the Board also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board from time to time, such as financings, acquisitions, strategic business relationships or stock dividends (including stock splits in the form of stock dividends). Further, the Board believes the availability of additional shares of Common Stock will enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder’s percentage voting power.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board may deem advisable without further action by the Company’s stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. The Company does not have any present agreement, understanding, commitment or arrangement which would result in the issuance of the newly authorized Common Stock sought under this proposal. Upon issuance, such shares of Common Stock will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights.

     The Board does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

     The Board does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company’s management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

     The text of the first sentence of the paragraph of Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

22.

     “The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Fifty Million (50,000,000) of which Forty Million (40,000,000) shares of the par value of one cent ($.01) each shall be Common Stock (the “Common Stock”) and Ten Million (10,000,000) shares of the par value of one cent ($.01) each shall be Preferred Stock (the “Preferred Stock”).”

     The affirmative vote of the holders of a majority of the Company’s outstanding Common Stock is required to approve this proposal. As a result, abstentions and broker non-votes will have the same effect as negative votes. If approved by the stockholders, the proposed amendment to the Company’s Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

The Board of Directors Recommends
A Vote in Favor of Proposal 4.

23.

Security Ownership Of
Certain Beneficial Owners And Management

     The following table sets forth certain information regarding the ownership of our Common Stock as of February 15, 2004 by (i) each director and nominee; (ii) each of the executive officers named in the summary compensation table below; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Stock.

	Beneficial Ownership (1)
	Number of	Percent of
Beneficial Owner	Shares	Shares
Pharmacia Corporation (2)
5200 Old Orchard Road
Skokie, IL 60077.	2,020,758	13.3%
Genencor International, Inc.
200 Meridian Centre Blvd.
Rochester, NY 14618	1,342,324	9.9%
International Biotechnology Trust plc
71 Kingsway
London, WC2B 6ST, England	1,267,992	9.4%
RAM Trading Ltd. (3)
2100 Enterprise Avenue
Geneva, IL 60134	1,004,150	7.3%
Mr. Peter Allard (4)
Seaview, Chancery Lane
Christ Church, Barbados, West Indies	837,716	6.2%
Dr. Robert W. Chesnut (5) (6)	327,050	2.4%
Dr. Emile Loria (6) (7)	243,140	1.8%
Dr. Mark J. Newman (6)	185,596	1.4%
Mr. Howard E. (“Ted”) Greene, Jr. (6) (8)	174,350	1.3%
Mr. Robert J. De Vaere (6)	173,035	1.3%
Dr. William T. Comer (6)	44,662	*
Mr. Michael Grey (6)	38,750	*
Dr. John P. McKearn (6)	22,500	*
Mr. Georges Hibon (6)	21,667	*
Mr. Michael R. McClurg (6) (9)	100	*
All executive officers and directors as a group (10 persons) (10)	1,230,850	8.6%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and on any Schedules 13D or 13G filed with the Securities and Exchange Commission, or the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 13,525,622 shares of Common Stock outstanding on February 15, 2004, as adjusted by the rules promulgated by the SEC.

(2)	Includes 1,703,298 shares of Common Stock issuable upon conversion of shares of Series S Preferred Stock and Series S-1 Preferred Stock held by Pharmacia Corporation, formerly G.D. Searle, provided that Pharmacia is not entitled to vote such shares to the extent that the total number of shares of voting capital stock held by Pharmacia and its affiliates would exceed 19.9%. Pharmacia owns 100% of the outstanding shares of the Series S Preferred Stock and Series S-1 Preferred Stock. The Series S Preferred Stock and Series S-1 Preferred Stock are convertible into Common Stock at any time.

24.

(3)	Includes 200,830 shares of common stock underlying currently exercisable warrants.

(4)	Includes 66,943 shares of common stock underlying currently exercisable warrants.

(5)	Dr. Chesnut’s employment as our Executive Vice President, Research and Development terminated in September 2003, at which time he signed a consent to amendment of his vested and outstanding incentive stock options, extending the post-termination exercise period and permitting him to exercise his options until September 5, 2004 pursuant to Sections 422(d) and 424(h) of the Internal Revenue Code of 1986.

(6)	Includes shares, which certain executive officers and directors of the Company have the right to acquire within 60 days after February 15, 2004 pursuant to outstanding options, as follows:

Dr. Robert W. Chesnut, 140,416 shares;
Dr. William T. Comer, 43,748 shares;
Mr. Robert J. De Vaere, 167,679 shares;
Mr. Howard E. (“Ted”) Greene, Jr., 42,320 shares;
Mr. Michael G. Grey, 38,750 shares;
Mr. Georges Hibon, 21,667 shares;
Dr. Emile Loria, 150,479 shares;
Dr. John P. McKearn, 22,500 shares;
Dr. Mark J. Newman, 169,657 shares;
All executive officers and directors as a group, 797,216 shares.

These shares underlying options are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(7)	Of the shares held by Dr. Loria, 65,280 shares were subject to a right of repurchase in favor of the Company as of February 15, 2004. Dr. Loria’s 65,280 shares vest ratably in equal daily installments until January 16, 2005, at which point all of Dr. Loria’s shares will be vested, provided Dr. Loria’s service to the Company is not terminated.

(8)	Includes 129,745 shares held in trust for the benefit of Mr. Greene and his wife and 2,285 shares held in trust for the benefit of Mr. Greene’s children. Mr. Greene is a trustee of both trusts. Mr. Greene acting as trustee has voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares.

(9)	Mr. McClurg’s employment as our Vice President, Business Development terminated in September 2003.

(10)	Includes shares described in notes (5) through (9) above.

25.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our Common Stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2003. Our officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors

     Non-employee directors are paid $2,000 per meeting attended in person and $500 per meeting attended by phone as compensation for their service on the Board. Directors are not compensated for actions taken by written consent. The members of the Board are eligible for reimbursement of expenses incurred in connection with their service on the Board. Under the Directors’ Deferred Compensation Plan, participating directors may elect on an annual basis to defer all of their cash compensation in a deferred compensation account pursuant to which the deferred fees are credited in the form of share units having a value equal to shares of our Common Stock share units, based on the market price of the stock at the time the deferred fees are earned. We will continue to credit share units to the participants’ deferred compensation accounts on a quarterly basis. When a participant ceases serving as a director, the participant shall be entitled to receive the value of his or her account either in a single lump-sum payment or in equal annual installments, as determined by us, in our sole discretion. No participant entitled to receive a payment of benefits shall receive payment in the form of our Common Stock.

     Directors are currently eligible to receive option grants under the 2000 Plan in accordance with the policy regarding non-employee director compensation adopted by the Board of Directors in 1999. This policy calls for each non-employee director to be granted annual options to purchase 5,000 shares of our Common Stock as of the date of each annual meeting of our stockholders. The shares subject to such option are to vest monthly over a twelve-month period, provided the director remains a director upon the date of his re-election to our Board. Newly appointed or elected non-employee directors are eligible for a 20,000-share option grant under this policy with monthly vesting over a forty-eight month period. In July 2003, the Board granted annual options to purchase 5,000 shares of our Common Stock in connection with the annual meeting of our stockholders to the following non-employee directors: Mr. Greene, Dr. Comer, Mr. Grey, Mr. Hibon, Dr. McKearn and former Board member Dr. Michael Ross at an exercise price of $1.70 per share.

26.

Compensation of Executive Officers

     The following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by our Chief Executive Officer and our two other most highly compensated executive officers and two former officers, Dr. Chesnut and Mr. McClurg whose employment with us terminated in September 2003. These individuals are referred to as the “named executive officers.” During the last three fiscal years, none of the executive officers received any restricted stock awards or long-term incentive payouts; provided, however, Dr. Loria purchased stock from us in 2001 that is subject to vesting.

Summary Compensation Table

				Long-Term
				Compensation
	Annual Compensation			Awards
				Restricted	Securities
				Stock	Underlying	All Other
		Salary	Bonus	Awards	Options	Compensation
Name and Principal Position	Year	($)	($) (1)	($)	(#)	($) (2)
Dr. Emile Loria (3) (4)	2003	350,000	25,000	0	500,000	3,568
President, Chief Executive Officer	2002	300,000	100,098	0	0	8,528
	2001	162,500	352,592	0	0	208,729
Dr. Mark J. Newman	2003	195,833	25,000	0	50,000	724
Vice President, Research and	2002	185,000	98	0	0	597
Development & Asst. Secretary	2001	168,000	50,000	0	95,000	602
Mr. Robert J. De Vaere	2003	195,000	25,000	0	50,000	724
Vice President, Finance and	2002	185,000	98	0	0	398
Administration, Chief Financial	2001	168,000	115,000	0	105,000	402
Officer and Secretary
Dr. Robert W. Chesnut (5)	2003	168,044	0	0	0	171,726
Former Executive Vice President,	2002	245,000	98	0	0	2,150
Research and Development	2001	231,008	120,000	0	120,000	2,419
and Secretary
Mr. Michael R. McClurg (6)	2003	120,032	0	0	0	96,507
Former Vice President, Business	2002	175,000	98	0	0	540
Development	2001	37,805	0	0	75,000	135

(1)	Bonuses in 2003 were retention bonuses approved by the Compensation Committee as part of a special retention program for all of the Company’s employees following a reduction in work force in September 2003. All officers of the Company were granted a stock bonus award during 2002 of 100 shares of our Common Stock in exchange for the termination of their participation in the 2002 Management Bonus Plan. The fair market value of our Common Stock on December 16, 2002, the issuance date, was $0.98 per share, or $98 for each award.

(2)	All other compensation consists of life insurance premiums paid by us unless otherwise noted.

(3)	Dr. Loria joined as our President and Chief Executive Officer in June 2001 at an annual salary of $300,000. Dr. Loria received a signing bonus of $125,000 and was eligible to earn a performance bonus equal to two percent of any proceeds received by us from any public or private equity financing or other transaction pursuant to which we received funding (other than research funding) that was completed by us between January 16, 2001 and January 16, 2002. During the period from January 16, 2001 and January 16, 2002, we completed transactions in which we received total funding of $16,379,581 making Dr. Loria eligible for bonus payments of $327,592 under the provisions of this agreement. Dr. Loria was paid a bonus of $227,592 in 2001 and the remaining accrued balance of $100,000 was paid in January 2002. Other compensation includes payments of $2,181 and $7,470 in 2003 and 2002, respectively, to independent tax accountants for the preparation of 2002 and 2001 foreign tax returns, and 2001 payments of $204,427 for relocation to San Diego, California made by us to Dr. Loria.

(4)	Dr. Loria joined as our President and Chief Executive Officer in June 2001. In connection with his employment offer letter and joining our Board of Directors in January 2001, and as an inducement to accept the offer, we sold Dr. Loria 1,056,301 shares of our Common Stock at a purchase price of $2.50 per share, the closing price of our Common Stock on the Nasdaq National Market on the date of purchase. The shares are subject to vesting in equal daily installments during the four-year period following the date of purchase, and we have a

27.

right to purchase any unvested shares at the purchase price paid by Dr. Loria in the event of termination of Dr. Loria’s service to Epimmune. Dr. Loria issued us a promissory note for $2,641,000, the aggregate purchase price of the shares, which was secured by a pledge of the shares. In September 2003, Dr. Loria surrendered an aggregate of 963,740 shares of our Common Stock at the fair market value of $3.17 per share, in exchange for the prepayment of the outstanding principal and interest under the promissory note.

(5)	Dr. Chesnut was our Executive Vice President, Research and Development until his employment with Epimmune terminated in September 2003. Other compensation includes $122,500 for severance and $47,114 for accrued vacation paid to Dr. Chesnut upon his termination.

(6)	Mr. McClurg joined us as our Vice President, Business Development in October 2001. Mr. McClurg’s employment with Epimmune terminated in September 2003. Other compensation includes $87,500 for severance and $8,647 for accrued vacation paid to him upon his termination.

Stock Option Grants and Exercises

     We currently grant options to our executive officers under the 2000 Plan and have previously granted options under our 1997 Stock Plan and our 1989 Stock Option Plan, which terminated in 1999. As of December 31, 2003, options to purchase a total of 154,213 shares were outstanding under the 1997 Stock Plan, options to purchase a total of 368,229 shares were outstanding under the 1989 Stock Option Plan, options to purchase a total of 7,140 shares were outstanding under the 1994 Non-Employee Directors’ Stock Option Plan and options to purchase a total of 1,467,870 shares were outstanding under the 2000 Plan. On December 16, 2002 we granted stock bonus awards of 600 shares to our executive officers from the 2000 Plan. There are no options available for grant under the 1997 Stock Plan, the 1989 Stock Option Plan or the 1994 Non-Employee Directors’ Stock Option Plan. The Board approved an amendment to the 2000 Plan to include a 1,000,000 increase in the number of shares reserved for issuance under the plan and instructed management to include a proposal on the ballot at its next annual shareholders meeting to approve the increase. As of December 31, 2003, options to purchase 1,467,870 shares of Common Stock were outstanding and 106,523 shares were available for future grant under the 2000 Plan. In addition, as of December 31, 2003, options to purchase 1,000,000 shares of Common Stock had been granted, which are contingent on shareholder approval of the 1,000,000 shares increase in the number of shares reserved for issuance under the 2000 Stock Plan.

     Options granted under the 1989 Stock Option Plan prior to 1996 generally vested 20% at the end of the first year of the optionee’s employment and thereafter daily at the rate of 20% per year during such period of employment. Options granted under the 1989 Stock Option Plan after November 1996 and options granted under the 2000 Plan generally vest 25% at the end of the first year of the optionee’s employment and thereafter daily at the rate of 25% per year during such period of employment. In September 2003, in light of the reduction in force completed by the Company and as part of a program to retain the Company’s remaining employees and provide them with an incentive for future performance, the Committee granted options under the 2000 Plan subject to daily vesting over two years following the date of grant, except that the vesting of these options will accelerate so that the options will become immediately exercisable for all of the shares subject to the options in the event of a change of control of the Company. Options granted under our former subsidiary’s plan which we assumed generally vest 25% at the end of the first year of the optionee’s employment and thereafter monthly at the rate of 25% per year during such period of employment.

28.

     The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year-end by the named executive officers:

Options Granted in Last Fiscal Year

	Individual Grants
					Potential Realizable
					Value at Assumed
		% Total			Annual Rates
	Number of	Options			Of Stock Price
	Securities	Granted to			Appreciation for
	Underlying Options	Employees In Fiscal	Exercise or Base Price	Expiration	Option Term (2)
Name	Granted	Year (1)	($/Sh)	Date	5% ($)	10% ($)
Dr. Emile Loria	500,000	58.75%	1.54000	09/08/13	484,249	1,227,182
Dr. Mark J. Newman	35,000	4.11%	1.54000	09/08/13	33,897	85,903
	15,000	1.76%	2.11000	11/07/13	19,905	50,442
Mr. Robert J. De Vaere	50,000	5.88%	1.54000	09/08/13	48,425	122,718
Dr. Robert W. Chesnut (3)	—	—	—	—	—	—
Mr. Michael R. McClurg (4)	—	—	—	—	—	—

(1)	Based on 851,000 options granted in 2003 under the 2000 Plan, including grants to executive officers.

(2)	The potential realizable value is calculated based on the terms of the option at its time of grant (10 years in the case of all options). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation, in accordance with rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(3)	Dr. Chesnut’s employment as our Executive Vice President, Research and Development terminated in September 2003.

(4)	Mr. McClurg’s employment as our Vice President, Business Development terminated in September 2003.

29.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

     The following table sets forth summary information with respect to exercisable and unexercisable stock options held as of December 31, 2003 by each of the named executive officers. None of the named executive officers exercised options in fiscal year ended December 31, 2003. The value of the stock options is calculated using the market value of our Common Stock on December 31, 2003 ($1.81 per share) minus the exercise price of the options. We have included in the calculation of unexercisable options certain options that are immediately exercisable, but are subject to our right to repurchase unvested shares upon termination of employment.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options
			Options at December 31,	at December 31,
			2003	2003
Shares
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized	Unexercisable	Unexercisable
Dr. Emile Loria	—	—	77,975 / 422,025	$21,053 / $113,947
Dr. Robert W. Chesnut (1).	—	—	140,416 / 140,416	— / —
Dr. Mark J. Newman	—	—	156,600 / 70,866	$84,553 / $7,976
Mr. Robert J. De Vaere	—	—	94,610 / 85,390	$2,105 / $11,395
Mr. Michael R. McClurg (2)	—	—	— / —	— / —

(1)	Dr. Chesnut’s employment as our Executive Vice President, Research and Development terminated in September 2003, at which time he signed a consent to amendment of his vested and outstanding incentive stock options, extending the post-termination exercise period and permitting him to exercise his options until September 5, 2004 pursuant to Sections 422(d) and 424(h) of the Internal Revenue Code of 1986.

(2)	Mr. McClurg’s employment as our Vice President, Business Development terminated in September 2003.

30.

Employment, Change of Control and Severance Agreements

     In March 2001, the severance agreement with Dr. Chesnut, originally entered into in February 1998, was amended. Under the agreement, as amended, in the event that Dr. Chesnut was terminated without cause, he would receive a lump-sum payment equal to six months of his then effective annual base salary and all of his unvested stock options would immediately accelerate by six months. If Dr. Chesnut was terminated without cause within one year following a change of control of Epimmune, he would receive a lump-sum payment equal to twelve months of his then effective annual base salary, and all of his unvested stock options shall immediately vest and become exercisable. Dr. Chesnut’s employment with us was terminated in September 2003.

     In May 2000, we entered into severance benefits agreements with Dr. Newman, Vice President, Research and Development, and Mr. Robert De Vaere, Vice President, Finance and Administration and Chief Financial Officer. In March 2001, the severance agreements with Dr. Newman and Mr. De Vaere were amended. In March 2002, we entered into a severance benefit agreement with Mr. Michael McClurg, our Vice President, Business Development, whose employment with us terminated in September 2003. Under the agreements, as amended, in the event Dr. Newman or Mr. De Vaere is terminated without cause within one year following a change of control of us, he shall receive a lump-sum payment equal to twelve months of his annual base salary, and all of his unvested stock options shall immediately vest and become exercisable.

     In January 2001, we entered into an employment agreement with Dr. Emile Loria, one of our directors, for the position of President and Chief Executive Officer, contingent upon obtaining satisfactory approval to work in the United States. Dr. Loria subsequently obtained such approval in June 2001. The agreement provided an initial annual salary of $300,000 for Dr. Loria. In addition, Dr. Loria was eligible to earn a performance bonus equal to two percent of any proceeds received by us from any public or private equity financing or other transaction pursuant to which we received funding (other than research funding) that was completed by us between January 16, 2001 and January 16, 2002. We also agreed to pay Dr. Loria a signing bonus of $125,000, certain of his relocation expenses, including the costs of moving household goods to San Diego, temporary furnished living accommodations in San Diego for six months, automobile rental costs in San Diego for up to six months and cost of up to three trips for him and his family to and from France (such expenses were approximately $200,000), and agreed to pay him $60,000 to assist him in his relocation.

     In addition, in January 2001, we sold Dr. Loria 1,056,301 shares of our common stock at the closing price of such common stock as reported by the Nasdaq National Market on the date of purchase, which was $2.50 per share. These shares vest in equal daily installments over the four-year period following the purchase date and we have a right to purchase any unvested shares at the purchase price paid by Dr. Loria in the event of termination of Dr. Loria’s service to us. Dr. Loria purchased the shares with a promissory note in the principal amount of $2,641,000, which was secured by a pledge of the shares. The note bore interest at the rate of 5.61% per year, compounded annually. In September 2003, Dr. Loria surrendered an aggregate of 963,740 shares of our common stock at the fair market value of $3.17 per share, in exchange for the prepayment of the outstanding principal and interest under the promissory note, a total of $3,055,000.

     Under the terms of his employment agreement, Dr. Loria is entitled to continued salary payments for twelve months in the event he is terminated without cause or voluntarily resigns for good reason. In addition, if Dr. Loria is terminated without cause or voluntarily resigns for good reason following a change in control of Epimmune, then Dr. Loria is entitled to receive a lump sum payment equal to one year of his base salary and all of the unvested shares he initially purchased from us will become fully vested.

     In February 2004, we entered into an accelerated benefits agreement with Dr. Loria. Under the terms of the agreement, if Dr. Loria is terminated without cause or voluntarily resigns for good reason within one year following a change of control of Epimmune, then any stock options granted to him after December 9, 2003, which are unvested shall immediately vest and become exercisable.

     The Compensation Committee determined not to award any performance bonus to Dr. Loria, or any other executive officer of the Company, for 2003 based upon the Committee’s evaluation of performance in 2003. In September 2003, the Compensation Committee approved retention bonuses for all of the Company’s employees as

31.

part of a special retention program following a reduction in work force. Dr. Loria, Dr. Newman and Mr. De Vaere each received a retention bonus of $25,000 in 2003.

     In September 2003, in light of the reduction in force completed by the Company and as part of a program to retain the Company’s remaining employees and provide them with an incentive for future performance, the Committee granted options to the named executive officers under the 2000 Plan subject to daily vesting over two years following the date of grant, except that the vesting of these options will accelerate so that the options will become immediately exercisable for all of the shares subject to the options in the event of a change of control of the Company.

32.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation1

     The Compensation Committee is comprised of Mr. Greene, Dr. Comer and Dr. McKearn, none of whom is an employee of the Company. The Committee is responsible for setting and administering our policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer, or the CEO, and our other executives based upon the accomplishment of defined objectives in the Company’s research and product development programs and achievement of financial targets. The full Board of Directors reviews the Committee’s recommendations regarding the compensation of the CEO and the other executive officers.

Executive Officer Compensation Program

     Our executive officer compensation program consists of base salary, annual incentives in the form of cash bonuses and long-term compensation in the form of stock awards. Our executive officer compensation program is designed to achieve the following objectives:

➢	Attract, retain and motivate quality executives who possess the necessary leadership and management skills.

➢	Provide an incentive to advance the research and development of our therapeutic products.

➢	Emphasize stock-based compensation to provide longer-term motivation by aligning the executives’ interests with those of the Company and its stockholders.

     Compensation is based on the level of job responsibility and the level of the individual’s performance as well as the Company’s performance. The Committee endeavors to set executive compensation within a range which the Committee believes is comparable to the average range of compensation set by companies of comparable size and stage of development in the biotechnology industry. The group of comparable companies is not necessarily the same as the companies reflected in the market indices included in the performance graph on page 36 of this proxy statement.

     The Committee believes that the Company’s executive compensation program reflects the principles described above and provides executives strong incentives to maximize Company performance and enhance stockholder value. The Committee believes that a stock option program to reward performance is an appropriate method of executive compensation, with relatively modest increases in base compensation.

Base Salary

     Base salary levels for each of our executive officers are reviewed annually. The Committee applies various subjective criteria, including performance of the individual and the Company and relative responsibility and experience, to determine appropriate base salaries. In evaluating Company performance, the Committee considers the meeting of certain product development milestones, achieving certain corporate objectives (related to financings, collaborations and other strategic transactions) and organizational effectiveness. In addition, the Company compares its executives’ base salaries to management salaries at companies in the biotechnology industry, in comparable geographic areas and at similar stages of growth and considers industry surveys regarding executive compensation. The Committee uses these criteria as a frame of reference for annual salary adjustments although other factors are considered, as appropriate, and no specific weights are ascribed to the factors considered by the Committee.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

33.

Annual Incentives

     Annual incentives in the form of cash bonuses are established and awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company’s performance goals during the year. In 2003, no performance bonuses were awarded. In September 2003, the Board approved retention bonuses for all Epimmune employees as part of a special retention program following a reduction in work force.

     In January 2004, the Compensation Committee of our Board of Directors approved a 2004 bonus plan for the officers of the Company under which the officers would be eligible to receive bonuses for achievement of specific performance milestones by a target date.

Long-Term Incentive Compensation

     The Company’s long-term incentive program includes stock options and other awards granted under the 2000 Plan, other stock awards and the 2001 Employee Stock Purchase Plan. Stock options are an important part of the Company’s performance-based compensation. Option grants include vesting periods (generally over four years) to encourage key employees to continue in the employ of the Company. In September 2003, the Board approved option grants for all Epimmune employees with two-year vesting as part of a special retention program following a reduction in work force. Through option grants, executives receive significant equity incentives to build long-term stockholder value.

     The Committee believes that providing management a substantial economic interest in the long-term appreciation of the Company’s Common Stock further aligns the interests of stockholders and management. The size of option grants to an individual is primarily determined by such individual’s position within management of the Company, as well as competitive practices at biotechnology companies of comparable size. The Committee also considered the size of grants to individuals in previous years and internal relativity.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee intends to continue to evaluate the effects of Code Section 162(m) and to comply with the requirements of that statute to the extent consistent with the best interests of the Company. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any named executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to named executive officers will be designed to qualify as performance-based compensation.

CEO Compensation

     During 2003, the total compensation program for Dr. Emile Loria, Chief Executive Officer of the Company, was largely based on the same components as for other senior executives of the Company, as described above in more detail. Each year the Committee reviews the Chief Executive Officer’s existing compensation arrangement, the individual performance for the calendar year under review, as well as the Company’s performance relative to its peers.

     Dr. Loria’s base salary was set at $350,000 for 2003 based on the Committee’s review of his total compensation, the significance of his role at the Company and comparative data for Chief Executive Officer salaries at certain other relevant biotechnology companies. The Committee determined not to award any performance bonus to Dr. Loria, or any other executive officer of the Company, for 2003 based upon the Committee’s evaluation of performance in 2003. In September 2003, the Committee approved retention bonuses for all of the Company’s employees as part of a special retention program following a reduction in work force. Dr. Loria received a retention bonus of $25,000 in 2003.

     In connection with his employment offer letter and joining our Board of Directors in January 2001, and as an inducement to accept the offer, we sold Dr. Loria 1,056,301 shares of our common stock at a purchase price of $2.50

34.

per share, the closing price of our common stock on the Nasdaq National Market on the date of purchase. The shares were subject to vesting in equal daily installments during the four-year period following the date of purchase, and we had a right to purchase any unvested shares at the purchase price paid by Dr. Loria in the event of termination of Dr. Loria’s service to Epimmune. Dr. Loria issued us a promissory note for $2,641,000, the aggregate purchase price of the shares, which was secured by a pledge of the shares. In September 2003, Dr. Loria surrendered an aggregate of 963,740 shares of our common stock that he purchased in 2001, which shares had a fair market value of $3.17 per share upon the date of surrender, in exchange for the prepayment in full of the outstanding principal and interest under the promissory note.

     In September 2003, in light of the reduction in force completed by the Company and as part of a program to retain the Company’s remaining employees and provide them with an incentive for future performance, the Committee granted Dr. Loria an option to purchase 500,000 shares of Common Stock of the Company under the 2000 Plan at an exercise price of $1.54, the fair market value on the date of grant, as an incentive to Dr. Loria for future performance. The option is subject to daily vesting over two years following the date of grant, except that the vesting of this option will accelerate so that the option will become immediately exercisable for all of the shares subject to the option in the event of a change of control of the Company.

     In January 2004, the Compensation Committee of our Board of Directors approved a 2004 bonus plan for the officers of the Company under which the officers of the Company, including the Chief Executive Officer, would be eligible to receive bonuses for achievement of specific performance milestones by a target date.

     From the members of the Compensation Committee of Epimmune Inc.:

Howard E. Greene, Jr. William T. Comer, Ph.D. John P. McKearn, Ph.D.

Compensation Committee Interlocks and Insider Participation

     Mr. Greene, a member of the Compensation Committee, is Chairman of our board of directors and was our President from July 1987 to January 1989.

35.

Performance Measurement Comparison (1)

     The following chart shows total shareholder return of the Nasdaq CRSP Total Return Index (“Nasdaq Broad Index”) for the Nasdaq Stock Market (US Companies) and the Nasdaq CRSP Pharmaceutical Index (“Nasdaq Pharmaceutical Index”)(2) and for the Company as of the end of each year since December 31, 1998.

     Effective July 1, 1999, the Company changed its name from Cytel Corporation to Epimmune Inc. and changed its Nasdaq ticker symbol to EPMN.

Comparison of Total Cumulative Return on Investment (3)

(1)	This Section is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

(2)	The Nasdaq Pharmaceutical Index is made up of all companies with the Standard Industrial Classification (SIC) code 283 (category description “Drugs”). Information regarding the companies comprising this index is available upon written request to Secretary, Epimmune Inc., 5820 Nancy Ridge Drive, San Diego, California 92121.

(3)	The total return on investment (including investment of dividends) assumes $100 invested on December 31, 1998 in the Company’s Common Stock, the Nasdaq CRSP Total Return Index for the Nasdaq Stock (U.S. Companies) Index and the Nasdaq CRSP Pharmaceutical Index. The return shown is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.

36.

Certain Transactions

     Our bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and executive officers.

     In addition, our certificate of incorporation provides that to the fullest extent permitted by Delaware law, our directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our stockholders, for improper transactions between the director and us, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     We have entered into certain additional transactions with our directors and officers, as described under the captions “Compensation of Directors”, “Compensation of Executive Officers” and “Employment, Severance and Change of Control Agreements.”

     As of December 31, 2003, Genencor, then one of our corporate collaborators, held 9.9% of our Common Stock.

37.

Householding of Proxy Materials

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are Epimmune stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Robert J. De Vaere, Vice President of Finance and Administration, Epimmune Inc., 5820 Nancy Ridge Drive, San Diego, California 92121 or contact Robert J. De Vaere at (858) 860-2500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

38.

Other Matters

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert J. De Vaere
Vice President, Finance and Administration,
Chief Financial Officer and Secretary

May 3, 2004

     A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Epimmune Inc., 5820 Nancy Ridge Drive, San Diego, California 92121.

39.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF
EPIMMUNE INC.

Purpose and Policy

     The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Company’s Board of Directors (the “Board”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting practices, the Company’s systems of internal accounting and financial controls and audits of financial statements, the Company’s quality and integrity of the Company’s financial statements and reports, and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

     The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.

Composition

     The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the Nasdaq financial experience requirements applicable to the Committee, as in effect from time to time. The members of the Committee shall be appointed by the Board and shall serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board.

Organization, Meetings and Minutes

     The Committee’s chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The chairperson (or in his or her absence, a member designated by the chairperson) shall preside at all meetings of the Committee. The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

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Authority

     The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, and oversee the Auditors as set forth in Section 10A(m)(2) under the Securities Exchange Act of 1934, as amended. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, legal counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

     The Committee shall oversee the Company’s financial reporting process on behalf of the Board, and shall have direct responsibility for the appointment, compensation and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively.

     It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

     To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or deviate from these activities as appropriate under the circumstances, except as otherwise required by applicable laws or rules:

     1. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by the Auditor’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new Auditors for the ensuing year.

     2. To review, determine and approve the engagement of the Auditors, prior to the commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to pre-approval policies and

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procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members, provided that any such pre-approval decisions are presented to the full Committee at its next meeting.

     3. To review, determine and approve the engagement of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members, provided that any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

     4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

     5. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

     6. To consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

     7. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

     8. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

     9. To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

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     10. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

     11. To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chairperson of the Committee may represent the entire Committee for purposes of this discussion.

     12. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

     13. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

     14. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

     15. To review and discuss with the Auditors and management any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

     16. To review and discuss with the Auditors communications between the audit team and the Auditor’s national office with respect to accounting or auditing issues presented by the engagement.

     17. To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

     18. To confer with management and the Auditors regarding the scope, adequacy and effectiveness of financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies.

     19. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

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     20. To consider and review with management, the Auditors, outside legal counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports, or any other externally distributed documents that incorporate audited or unaudited financial data or that raise material issues regarding the Company’s financial statements or accounting policies.

     21. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     22. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies.

     23. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, including review and approval of related-party transactions to the extent required by Nasdaq rules.

     24. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

     25. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

     26. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     27. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors, or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

     28. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

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APPENDIX B

CHARTER OF THE NOMINATING COMMITTEE OF
EPIMMUNE INC.

     The Nominating Committee of the Board of Directors of Epimmune Inc. shall consist of at least two members of the Board of Directors and shall be charged with the following functions:

     1. To develop and maintain a current list of the functional needs for directors.

     2. To interview, evaluate, nominate and recommend individuals for membership on the Board of Directors as required.

     3. To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

     4. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

     Minutes of each meeting of the Nominating Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

     The operation of the Nominating Committee shall be subject to the Bylaws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

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APPENDIX C

EPIMMUNE INC.

2000 STOCK PLAN

Adopted: April 21, 2000
Approved by Stockholders: June 9, 2000
Amended by the Board: December 4, 2001
Amended by the Board: January 14, 2002
Amendment Approved by Stockholders: June 18, 2002
Amended by the Board: June 4, 2003
Amendment Approved by Stockholders: July 15, 2003
Amended by the Board: March 3, 2004

Termination Date: April 20, 2010

1.	Purposes.

     (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

     (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

     (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

     (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) “Board” means the Board of Directors of the Company.

     (c) “Code” means the Internal Revenue Code of 1986, as amended.

     (d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

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     (e) “Common Stock” means the common stock of the Company.

     (f) “Company” means Epimmune Inc., a Delaware corporation.

     (g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

     (h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (j) “Director” means a member of the Board of Directors of the Company.

     (k) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (l) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

     (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The

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Wall Street Journal or such other source as the Board deems reliable; provided, however, that if the day of determination is not a market trading day, then the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3. In addition, for purposes of Section 8 only, “Non-Employee Director” also shall include any Director who is not an Employee of the Company or an Affiliate at the time an Option is granted to such Director.

     (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

     (t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (v) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax

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qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

     (w) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     (x) “Plan” means this Epimmune Inc. 2000 Stock Plan.

     (y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (z) “Securities Act” means the Securities Act of 1933, as amended.

     (aa) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

     (bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

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          (iii) To amend the Plan or a Stock Award as provided in Section 13.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Delegation to Committee.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Committee Composition when Common Stock is Publicly Traded. At times when the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.	Shares Subject to the Plan.

     (a) Share Reserve. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million six hundred thousand (2,600,000) shares of Common Stock.

     (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

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5.	Eligibility.

     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Section 162(m) Limitation. Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options subject to Section 6 and restricted stock purchase rights subject to subsection 7(b) covering, in the aggregate, more than five hundred thousand (500,000) shares of the Common Stock during any calendar year.

     (d) Consultants.

          (i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

          (ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not promote or maintain, directly or indirectly, a market for the issuer’s securities.

6	Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

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     (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. This Section 6(c) may not be amended without the affirmative vote of the holders of a majority of the shares present and represented and entitled to vote at a duly convened meeting of stockholders of the Company.

     (d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

               In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock

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Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

     (h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified, the Option shall terminate.

     (i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified, the Option shall terminate.

     (k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent

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the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified, the Option shall terminate.

     (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

     (m) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) except as provided in this subsection 6(m) below, be exercisable for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

               Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 11(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.	Provisions of Stock Awards other than Options.

     (a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and

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conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

     (b) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

     (c) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

     (d) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

     (e) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

     (f) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

     (g) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than one hundred percent (100%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated; provided, however, that this Section 7(b)(i) may be amended to provide, or any restricted stock purchase agreement granted under the Plan may provide, that the purchase price shall not be less than eighty five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated if such amendment or grant is approved by the holders of a majority of the shares present or represented and entitled to vote at a duly convened meeting of stockholders. This Section 7(b)(i) may not be amended without the affirmative vote of the holders of a majority of the shares present and represented and entitled to vote at a duly convened meeting of stockholders of the Company.

     (h) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with

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the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

     (i) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

     (j) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

     (k) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	Non-Employee Directors.

     (a) Non-Employee Directors shall be eligible to receive any form of Stock Award provided for by the Plan, other than Incentive Stock Options, and such Stock Awards shall be subject to all the terms of the Plan, including Sections 6 and 12, except as modified by this Section 8. Unless otherwise specifically provided in the applicable Option Agreement, Nonstatutory Options granted to Non-Employee Directors (“Non-Employee Director Options”) shall be subject to the provisions of this Section 8.

     (b) The term of each Non-Employee Director Option shall commence on the date it is granted and expire on the date ten (10) years from the date of grant, unless sooner terminated due to the Non-Employee Director’s termination of Continuous Service. Non-Employee Director Options may be exercised following the Optionholder’s termination of Continuous Service, for whatever reason (to the extent such Optionholder was entitled to exercise such Option on the date of such termination), within the period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the Option as set forth in the Option Agreement.

     (c) The exercise price of each Nonstatutory Option granted to a Non-Employee Director Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date of grant.

     (d) In the event of a transaction or event described in any of subsections 12(b), 12(c), 12(d) or 12(e), then, with respect to Non-Employee Director Options held by Participants whose Continuous Service has not terminated, the vesting of such Non-Employee Director Options (and, if applicable, the time during which such Non-Employee Director Options may be exercised) shall be accelerated in full.

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9.	Covenants of the Company.

     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10	Use of Proceeds from Stock.

               Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	Miscellaneous.

     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any

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calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares are withheld with a value exceeding the minimum amount of tax required to withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

     (g) Cancellation and Re-Grant of Options. The Board shall not have the authority, at any time, without obtaining the approval of a majority of the shares present or represented and entitled to vote at a duly convened meeting of stockholders, to (1) reduce the exercise price of any Options under the Plan that are either currently outstanding or will be granted in the future; (2) cancel any outstanding Options under the Plan and grant in substitution therefor new Options under the Plan at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant scheme), regardless of whether or not the cancelled Options revert to and again become available for issuance under the Plan; (3) replace Options having an exercise price higher than the then current Fair Market Value with rights to acquire restricted stock and/or stock bonus awards in an exchange, buy-back or other scheme; or (4) replace any outstanding Options under the Plan with new Options under the Plan having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme. This Section 11(g) may

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not be amended without the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at a duly convened meeting of the stockholders of the Company.

12.	Adjustments upon Changes in Stock.

     (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then, with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event, except to the extent that such Stock Awards are assumed or substituted by a surviving or acquiring corporation pursuant to subsection 12(c). With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

     (c) Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume or continue any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume or continue such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then, with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

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     (d) Change in Control—Securities Acquisition. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full; provided, however, that this subsection 12(d) shall not apply if the securities acquisition described in this subsection 12(d) is the result of or also constitutes a transaction described in subsection 12(c) above, in which case the provisions of subsection 12(c) shall apply.

     (e) Change in Control—Change in Incumbent Board. In the event that the individuals who, as of the date of the adoption of this Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board, then with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full; provided, however, that this subsection 12(e) shall not apply if the change in the Incumbent Board described in this subsection 12(e) occurs solely as a result of and/or following a transaction described in subsection 12(c), in which case the provisions of subsection 12(c) shall apply. If the election, or nomination for election, by the Company’s stockholders of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered as a member of the Incumbent Board.

13.	Amendment of the Plan and Stock Awards.

     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary pursuant to the terms of the Plan or necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

C-15.

     (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

     (e) Amendment of Stock Awards. Subject to Section 6(c), 7(b)(i) and 11(g), the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Notwithstanding the foregoing, subject to Section 6(c), 7(b)(i) and 11(g), any action by the Board to (A) reduce the exercise price of outstanding Options previously granted, (B) cancel outstanding Options and replace them with Options with a lower exercise price, or (C) effect an exchange of outstanding Options for new Options with a lower exercise price, shall be effective only if approved by the Company’s stockholders, unless taken pursuant to subsection 12(a), in connection a transaction described in subsection 12(c) or otherwise in a manner that would satisfy the provisions of Section 424(a) of the Code or regulations promulgated thereunder.

14.	Termination or Suspension of the Plan.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

15.	Effective Date of Plan.

     The Plan shall become effective on the date the Plan is approved by the stockholders, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	Choice of Law.

     The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

C-16.

EPIMMUNE INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2004

     The undersigned hereby appoints Emile Loria, M.D. and Robert J. De Vaere, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Epimmune Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Epimmune Inc. to be held at 5820 Nancy Ridge Drive, San Diego, California, on Tuesday, June 15, 2004 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2, 3 and 4 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Voting Instructions:

Vote By Mail: Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.

Vote By Phone—1-800-690-6903: Call toll-free (in the United States), using any touch-tone telephone, to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 14, 2004. Have the proxy card in hand when you call and then follow the recorded instructions.

Vote By Internet—www.proxyvote.com: Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 14, 2004. Have the proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.

DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE

The Board of Directors recommends a vote for the nominees for director listed below.

Proposal 1:	To elect six directors to serve for the ensuing year or until their successors are elected.

☐	For the nominees listed below (except as marked to the contrary below).	☐	Withhold Authority to vote for the nominees listed below.

Nominees:	Howard E. Greene, Jr.; William T. Comer, Ph.D.; Michael G. Grey; Georges Hibon; Emile Loria, M.D.; and John P. McKearn, Ph.D.

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

(Continued and to be signed on other side)

1.

(Continued from other side)

The Board of Directors recommends a vote for Proposals 2, 3 and 4.

Proposal 2:	To approve an amendment to the Epimmune Inc. 2000 Stock Plan, as amended, to increase the number of shares of Epimmune’s Common Stock available for issuance under such plan from 1,600,000 to 2,600,000 shares.

☐	For	☐	Against	☐	Abstain

Proposal 3:	To ratify the selection of the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of Epimmune for its fiscal year ending December 31, 2004.

☐	For	☐	Against	☐	Abstain

Proposal 4:	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) increase the total number of authorized shares from 35,000,000 to 50,000,000 and (ii) increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000.

☐	For	☐	Against	☐	Abstain

DATED

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

2.